Exhibit 99.1

Mannatech Reports Fourth Quarter and Year End Results

(COPPELL, Texas) March 28, 2012 – Mannatech, Incorporated (NASDAQ: MTEX), a leading developer and provider of nutritional supplements and skin care products based on Real Food Technology® solutions, today reported a net loss of $7.0 million, or $2.63 per diluted share, for the fourth quarter ending December 31, 2011, compared to net loss of $2.7 million, or $1.04 per diluted share, for the fourth quarter of 2010. Included in the fourth quarter results was a $2.6 million settlement in the previously disclosed lawsuit with a supplier related to contractual purchase commitments.

Fourth quarter net sales for 2011 were $47.9 million, a decrease of 12.8% compared to $54.9 million in the fourth quarter of 2010.  Net sales for United States and Canada declined 14.6% to $23.5 million compared to $27.5 million in the fourth quarter of 2010. International net sales of $24.4 million decreased 10.9% compared to $27.4 million in the fourth quarter of 2010.

Annual net sales for 2011 were $200.7 million, down 12.0% from $228.1 million for the full year 2010.  The company reported a net loss for the full year of $20.7 million, compared to the full year net loss of $10.6 million in 2010.  The loss per share, as adjusted for a 1-for-10 reverse stock split, was of $7.80 for the full year 2011 compared to the loss per share of $4.01 for the full year 2010.

Mark Nicholls, Chief Financial Officer, said “Our losses during 2011 were primarily non-cash in nature as the cash from operations declined $2.9 million in comparison to the net loss of $20.7 million.  The largest non-cash item is depreciation associated with the 2007 launch of our Enterprise Resource Planning system.  It is anticipated future depreciation expenses will decline during 2012 to historical levels.”

  Total independent Associates and Members based on a 12-month trailing period was approximately 372,000 as of December 31, 2011 compared to 403,000 as of December 31, 2010.   New independent Associates and Members for the full year 2011 were 77,000 compared to 89,000 in 2010.

Mr. Nicholls adds “During 2011, we continued addressing the challenges from an overall reduction in recruiting.  In June 2011, we announced a restructuring of our U.S. operations and elimination of 98 work force positions.  Additionally, as opportunities were identified, other operating costs were reduced internationally.  As a result, we were able to increase cash by $736,000 in the last 6 months of 2011 despite the reduction in revenues.”

Dr. Robert Sinnott, CEO & Chief Science Officer, commented, “We launched five new countries, including Mexico, during 2011.  We launched sales and marketing initiatives designed to support our Associates in growing their businesses at our annual MannaQuest event in Seattle.  We continue to support the accelerating growth of our business among ethnic markets, particularly the Chinese and Korean ethnic markets in Canada and the United States.  We also introduced our Omega-3 with Vitamin D3 supplement to our customers.  We believe these activities, along with the collaborative research being conducted on our products, continue to add value to the company.”

Conference Call
Mannatech will hold a conference call and webcast to discuss this announcement with investors on Thursday, March 29, 2012 at 9:00 a.m. Central Daylight Time, 10:00 a.m. Eastern Daylight Time.  Investors may listen to the call by accessing Mannatech’s website at www.mannatech.com.  For those unable to listen to the live broadcast, a replay will be available shortly after the call.  The toll-free replay number is 888-286-8010 (International: 617-801-6888); the Conference ID to access the call is 24558486.

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at mannatech.com.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech’s proprietary products are available through independent sales Associates around the globe including the United States, Canada, South Africa, Namibia, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Japan, Taiwan, Singapore, Estonia, Finland, the Republic of Ireland, Czech Republic, the Republic of Korea and Mexico. For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “anticipate,” “believe,” “will” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:
Kim Welch
Senior Reporting Manager
972-471-6512
ir@mannatech.com
www.mannatech.com

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share information)

	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$18,057	$21,584
Restricted cash	1,263	1,265
Accounts receivable, net of allowance of $22 and $21 in 2011 and 2010, respectively	304	416
Income tax receivable	888	917
Inventories, net	17,786	24,070
Prepaid expenses and other current assets	2,497	4,356
Deferred tax assets	936	2,607
Total current assets	41,731	55,215
Property and equipment, net	9,566	18,449
Construction in progress	—	524
Long-term restricted cash	3,386	3,532
Other assets	2,815	3,054
Long-term deferred tax assets	772	649
Total assets	$58,270	$81,423

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$852	$1,328
Accounts payable	4,825	5,534
Accrued expenses	10,514	10,318
Commissions and incentives payable	8,567	9,166
Taxes payable	3,364	3,721
Current deferred tax liability	185	243
Deferred revenue	1,569	1,930
Total current liabilities	29,876	32,240
Capital leases, excluding current portion	1,358	1,204
Long-term deferred tax liabilities	1	1,903
Other long-term liabilities	5,382	4,996
Total liabilities	36,617	40,343

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,769,756 shares issued and 2,648,518 shares outstanding as of December 31, 2011 and 2,769,756 shares issued and 2,649,046 shares outstanding as of December 31, 2010	—	—
Additional paid-in capital	42,408	42,052
Retained earnings (deficit)	(5,532)	15,127
Accumulated other comprehensive loss	(427)	(1,308)
Less treasury stock, at cost, 121,237 shares in 2011 and 120,709 shares in 2010	(14,796)	(14,791)
Total shareholders’ equity	21,653	41,080
Total liabilities and shareholders’ equity	$58,270	$81,423

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Net sales	$47,907	$54,951	$200,689	$228,088
Cost of sales	8,257	8,114	30,421	32,754
Commissions and incentives	20,781	22,702	87,425	97,319
	29,038	30,816	117,846	130,073
Gross profit	18,869	24,135	82,843	98,015

Operating expenses:
Selling and administrative	12,495	15,078	55,697	62,657
Depreciation and amortization	2,565	2,826	10,697	11,517
Other operating	9,899	9,030	33,338	35,322
Total operating expenses	24,959	26,934	99,732	109,496

Loss from operations	(6,090)	(2,799)	(16,889)	(11,481)
Interest income	120	172	117	173
Other income (expense), net	(12)	443	(1,106)	268
Loss before income taxes	(5,982)	(2,184)	(17,878)	(11,040)
(Provision) benefit for income taxes	(986)	(558)	(2,781)	424
Net loss	$(6,968)	$(2,742)	$(20,659)	$(10,616)

Loss per common share:
Basic	$(2.63)	$(1.04)	$(7.80)	$(4.01)
Diluted	$(2.63)	$(1.04)	$(7.80)	$(4.01)

Weighted-average common shares outstanding:
Basic	2,649	2,649	2,649	2,649
Diluted	2,649	2,649	2,649	2,649

The approximate number of new and continuing independent associates and members who purchased our packs or products during the twelve months ended December 31 was as follows:

	2011		2010
New	77,000	21%	89,000	22%
Continuing	295,000	79%	314,000	78%
Total	372,000	100%	403,000	100%